Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 18, 2000 relating to the consolidated financial statements, which appears in O'Sullivan Industries Holdings, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000.

PRICEWATERHOUSECOOPERS LLP
Fort Worth, Texas
November 29, 2000